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                              [ORBCOMM LETTERHEAD]

FOR IMMEDIATE RELEASE                        [NEWS RELEASE]
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                 ORBCOMM TO SEEK ADDITIONAL STRATEGIC INVESTORS

Dulles, VA, June 16, 2000, ORBCOMM Global, L.P. (ORBCOMM) today announced that it has engaged Bear, Stearns & Co. Inc. to assist in the search for strategic partners and investors in ORBCOMM to join ORBCOMM's existing partners.

Scott L. Webster, Chairman and Chief Executive Officer of ORBCOMM, stated "As we previously have disclosed, ORBCOMM has substantial funding requirements before it is expected to be cash flow positive. In light of this continuing funding need, we have decided to search aggressively for additional investors."

In addition to the search for strategic investors, ORBCOMM is evaluating other strategic and financing alternatives to strengthen ORBCOMM's capital structure and market position.

                                      # # #

This release contains forward-looking statements, including statements regarding ORBCOMM's expected commercial operations. These forward-looking statements are based on a number of assumptions and ORBCOMM's actual results and operations may be materially different from those expressed or implied by such statements. For a description of factors that may cause ORBCOMM's results to differ materially from those expressed or implied by such forward-looking statements, please consult the Securities and Exchange Act filings of ORBCOMM Global, L.P.

FOR MORE INFORMATION, PLEASE CONTACT:
Michel Cayouette, Chief Financial Officer, ORBCOMM
(703) 433-6880 or cayouette.michel@orbcomm.com

FOR MORE INFORMATION ON ORBCOMM SERVICES, PLEASE CALL 1-800-ORBCOMM, OR VISIT THE ORBCOMM WEB SITE AT www.orbcomm.com